UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-36200	98-1133710
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1235 442780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 23, 2016, Oxford Immunotec, Inc. (“Oxford Inc.), a Delaware corporation and wholly-owned subsidiary of Oxford Immunotec Global PLC (the “Registrant”), entered into a Purchase Agreement (the “Purchase Agreement”) with Imugen, Inc., a Massachusetts corporation (“Imugen”), pursuant to which the Registrant will acquire substantially all of the assets of Imugen, a privately owned company specializing in the development and performance of testing of clinical specimens for tick-borne diseases (the “Acquisition”). The terms of the Purchase Agreement include an aggregate purchase price of $22.2 million in cash. A portion of the cash purchase price will be held in escrow to serve as security for potential indemnification claims under the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants from each of the parties and the completion of the Acquisition is subject to customary closing conditions. The Purchase Agreement also provides customary termination rights to each of the parties, including a right to each of Oxford Inc. and Imugen to terminate the Purchase Agreement if the Acquisition has not been consummated on or prior to July 1, 2016 other than due to an action or inaction by such party.

Item 8.01.  Other Events

On June 23, 2016, the Registrant issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and Exhibit 99.1 hereto, the Form 8-K and Exhibit contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated June 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD IMMUNOTEC GLOBAL PLC

Date: June 23, 2016	By:	/s/ Elizabeth M. Keiley

Name: Elizabeth M. Keiley
Title: VP and General Counsel

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EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated June 23, 2016.

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